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                                Filed Under Rule 424(b)(2)
                                Registration File No. 333-19263

PRICING SUPPLEMENT NO. 8
Dated December 19, 1997 to
Prospectus dated January 6, 1997.

               BALTIMORE GAS AND ELECTRIC COMPANY

                   Medium-Term Notes, Series E



      This Pricing Supplement describes our sale of Notes through Lehman Brothers, as agent.


Principal
Amount:                           $22,000,000

Interest
Rate:                                   6.66%

Original
Issue Date:                          12/22/97

Stated
Maturity:                          12/22/2011

Price
to Public:                        $22,000,000

Agent's
Commission:                          $132,000

Net Proceeds
to Company:                       $21,868,000

CUSIP                             05916M AH 6


      We  registered a total of $200,000,000 worth of Notes.   So
far,  we  have  issued $183,500,000, including these $22,000,000.
We still have $16,500,000 worth of Notes available to issue.